1DEED OF TRUST





     THIS DEED OF TRUST, made this 27 day of February, 1996, by and between (i) HENDERSON'S WHARF MARINA, L.P., a Delaware limited partnership ("Grantor"), and (ii) STEPHEN E. COX and JOSEPH E. ROBERT, JR., as trustees (collectively "Trustees") for the benefit of HWFP, INC., a Maryland corporation, its successors and assigns (collectively "Beneficiary").





W I T N E S S E T H   T H A T :





     WHEREAS, the Grantor is indebted to the Beneficiary in the principal amount of Two Hundred Twenty-five Thousand Dollars ($225,000.00), or so much thereof as shall remain outstanding, as evidenced by a promissory note of even date herewith, made by the Grantor and payable to the order of the Beneficiary in the original principal amount of Two Hundred Twenty-five Thousand Dollars ($225,000.00) (together with all extensions, renewals and modifications of, and substitutions for, such note, the "Note").



     NOW, THEREFORE, to secure the indebtedness of the Grantor evidenced by the Note, plus all accrued and unpaid interest and other charges thereon, and to secure the prompt performance of each and every covenant, term and condition made or to be complied with pursuant to this Deed of Trust, the Note or any document executed in connection herewith or therewith (collectively, the "Documents"), the terms and conditions of each of which are made a part hereof and incorporated herein by reference, and further to secure all of the costs and expenses incurred with respect to the Note or any instrument now or hereafter evidencing or securing any of the referenced indebtedness, including without limitation costs and attorneys' fees incurred or paid by either of the Trustees (or any substitute trustees hereunder) or by any other person hereby secured, whether suit be brought or not, or on account of any litigation at law or in equity which may arise with respect to this Deed of Trust, the Note or the hereinafter referenced property, and to secure payment of all money which may be advanced as provided herein, plus interest on all such costs and advances from the date hereof (all of the foregoing being herein collectively referred to as the "Indebtedness"), the Grantor has granted, bargained, sold and conveyed and by these presents does grant, bargain, sell and convey unto the Trustees, their survivor and other successor or successors in trust:



     All those certain lots, pieces or parcels of land and all buildings and improvements now or hereafter erected thereon, situate, lying and being in the City of Baltimore, State of Maryland, as more fully described on Schedule "A" attached hereto and made a part hereof by reference;



     TOGETHER with all and singular the tenements, hereditaments, easements, rights of way, franchises, licenses, permits and appurtenances now or hereafter thereunto belonging or in anyway appertaining, and the reversion or reversions, remainder and remainders; and also all present and future leases of said real property or any part thereof, and all extensions, renewals and modifications thereof, or substitutions therefor, and all rents, issues and profits therefrom, including, without limitation, all amounts received from the periodic rental of boat slips; and also all the estate, right, title, interest, property, claim and demand whatsoever of the Grantor, of, in and to the same, and of, in and to every part and parcel thereof;



     TOGETHER with all right, title and interest of the Grantor, if any, in and to the land lying in the bed of any street, alley, road or avenue, opened or proposed, in front of or adjoining the above described real estate to the center line thereof;



     TOGETHER with all machinery, apparatus, equipment, fittings, fixtures, furniture and articles of personal property of very kind and nature whatsoever (excluding property owned by tenants which according to the terms of any applicable leases may be removed by such tenants at the expiration of such leases), now or hereafter located in or upon the real estate or any part thereof, and used or usable in connection with any present or future operation of such real estate (collectively "Equipment"), whether now owned or hereafter acquired by the Grantor and all of the right, title and interest of the Grantor in and to any Equipment which may be subject to any title retention or security agreement or instrument superior in lien of this Deed of Trust. It is understood and agreed that all Equipment is to be deemed part and parcel of the subject real estate and appropriated to the use of such real estate and, whether affixed or annexed or not, shall for the purpose of this Deed of Trust be deemed conclusively to be real estate and conveyed hereby. This Deed of Trust shall also constitute a Security Agreement between the Grantor, as debtor, and the Beneficiary, as secured party, as to both chattel and fixture items of every type now or hereafter owned by the Grantor and used or usable in conjunction with the subject real estate, and the proceeds thereof, including but not limited to those types of items hereinabove itemized as constituting "Equipment". The Grantor agrees to execute and deliver from time to time such further instruments as may be requested by the Beneficiary to confirm and/or perfect the lien of this Deed of Trust on any Equipment or other chattel items or fixtures;



     TOGETHER with all building materials, supplies and equipment now or hereafter delivered to the property and intended to be installed or incorporated in any improvements thereon;



     AND TOGETHER with any and all awards or payments, including interest thereon, and the right to receive such awards or payments, which may be made with respect to the above described property as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to or decrease in the value of the Premises, to the extent of all amounts which may be secured by this Deed of Trust at the date of receipt of any such award or payment by the Beneficiary, and of the attorneys' fees, costs and disbursements incurred by the Beneficiary in connection with the collection of such award or payment and the Grantor agrees to execute and deliver, from time to time, such further instruments as may be requested by the Beneficiary to confirm and/or perfect the assignment to the Beneficiary of any such award or payment.



     TO HAVE AND TO HOLD the above granted and described property with the appurtenances, and any after-acquired title the Grantor may subsequently obtain therein (all of which is herein collectively called the "Premises"), to the Trustees, their survivor, or other successor or successors in trust, forever;
and the Grantor warrants specially the title to the Premises and will execute such further assurances of title as may be requisite.



     PROVIDED, ALWAYS, that if the Grantor, or the heirs, executors, administrators, successors or assigns of the Grantor, shall pay to the Beneficiary the entire Indebtedness and all costs, charges, expenses, prepayment charges and commissions incurred hereunder at the time and in the manner prescribed in the Note, and shall comply with each and every covenant and condition set forth herein, in the Note and in every other of the Documents, then these presents and the estate hereby granted shall lease, terminate and be void; provided, however, that until the occurrence of any event which gives the Beneficiary the option to cause the entire Indebtedness to become due and payable, the Grantor shall have the right to possess and enjoy the Premises and to receive the rents, issues and profits therefrom; and provided, further, that upon full payment of the Indebtedness and all costs, charges, expenses, prepayment charges and commissions incurred at any time hereunder, the Trustees shall be entitled to a fee, not exceeding Two Hundred Dollars
($200.00) each, for the release and reconveyance of the Premises to (and at the cost of) the Grantor.



     AND the Grantor covenants and agrees as follows:



     1. Payment of the Indebtedness. The Grantor will pay the entire Indebtedness at the time and in the manner prescribed in the Note.



     2. Payment of Taxes, Assessments, Fees, Etc. The Grantor will pay when due all taxes, assessments, water rates, sewer rents and other charges, and any rents and/or other sums payable with reference to the Premises, or now or hereafter assessed as liens on or levied against the Premises. Upon the request of the Beneficiary, the Grantor will exhibit to the Beneficiary receipts for the payment of all items specified in this paragraph prior to the date when the same shall become delinquent. If the Grantor shall fail to pay any such sum when it is due and payable, the Beneficiary may, without notice or demand to the Grantor, make such payment, and all sums paid by the Beneficiary in discharge of taxes, assessments, water rates, sewer rents, other charges, rents and/or prior liens shall be added to the amount of the Indebtedness, payable on demand,and be secured by this Deed of Trust.



     3.   Insurance.



          (a) The Grantor will keep the Premises, including without limitation all buildings and Equipment, insured for the benefit of the Beneficiary against loss or damage by fire, lightning, windstorm, hail, explosion, aircraft, vehicles and smoke, for an amount equal to the aggregate principal amount of the Note or 100% of full insurable value, whichever is less, but in all events for an amount sufficient to prevent any co-insurance clause in any referenced insurance policy from coming into effect. All insurance required hereunder shall be in form and with companies approved by the Beneficiary, and, regardless of the types of amounts of insurance required and approved by the Beneficiary, the Grantor will assign and deliver to the Beneficiary as collateral and further security for the payment of the Indebtedness, all policies of insurance which insure against any loss or damage to the Premises, naming the Beneficiary as mortgagee pursuant to a standard mortgage clause, without contribution, and being in all other respects satisfactory to the Beneficiary. If the Grantor fails to insure the Premises or to assign and deliver the policies as herein required, the Beneficiary may, at its option, effect such insurance from year to year and pay the premiums therefor, and the amount of such premiums shall be added to the amount of the Indebtedness, payable on demand, and be secured by this Deed of Trust.



          (b) If the Beneficiary by reason of any such insurance receives any money for loss or damage, such amount may, at the option of the Beneficiary, be retained and applied by the Beneficiary as a prepayment of the Indebtedness, or be paid over wholly or in part to the Grantor for the repair of the buildings or for the erection of new buildings on the Premises or for any other purpose or object satisfactory to the Beneficiary, but the Beneficiary shall not be obligated to see to the proper application of any amount paid over to the Grantor.



          (c) Not less than ten (10) days prior to the expiration dates of each policy required of the Grantor pursuant to this paragraph, the Grantor will deliver to the Beneficiary a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to the Beneficiary.



          (d) In the event of a foreclosure of this Deed of Trust by virtue of judicial proceedings or otherwise, the Beneficiary shall succeed to all rights of the Grantor in and to all policies of insurance maintained by the Grantor with respect to the Premises, including without limitation any right to receive unearned premiums.



     4. Removal of Equipment. No building or other property covered by the lien of this Deed of Trust shall be removed, demolished or materially altered, without the prior written consent of the Beneficiary, except that the Grantor shall have the right to remove and dispose of such Equipment as may become worn out or obsolete, provided that either (a) simultaneously with or prior to removal any such Equipment which is necessary or desirable for the use or operation of the Premises is replaced with other
Equipment of a value equal to or greater than that of the replaced Equipment and free from any title retention, security agreement or other encumbrance, or (b) any net cash proceeds received from such disposition shall be paid over promptly to the Beneficiary to be applied as a prepayment of the Indebtedness. In the event new Equipment is installed by the Grantor hereunder, it shall be deemed to be subject to the lien of this Deed of Trust from the date of installation.



     5. Events of Default. The entire Indebtedness shall become immediately due and payable at the option of the Beneficiary upon the occurrence of any of the following events (each of which is an "Event of Default" under this Deed of Trust): (a) default in the payment of any installment of principal and/or interest on the Note, or any other portion of the Indebtedness when due, which default shall continue beyond the expiration of ten (10) days following written notice of default (provided, however, that only one (1) such notice shall be required to be given to Grantor in any twelve (12) month period); or (b) default in the payment when due of any tax, assessment, water rate, sewer rent or other charge, rent or prior lien relating to the Premises; or (c) default either in assigning and delivering or keeping in force the policies of insurance hereinreferred to or in reimbursing the Beneficiary for premiums paid on such insurance; or (d) default upon request in furnishing a statement of the amount due under the Note or any other statement required under paragraph 8 hereof, which default shall continue beyond the expiration of fifteen (15) days following written notice of default; or (e) the actual or threatened waste, removal or demolition of, or material alteration to, any part of the Premises, except as permitted herein; or (f) except in connection with any subordinate financing approved in writing by the Beneficiary, assignment by the Grantor of the whole or any part of the rents, income or profits arising from the Premises without the prior written consent of the Beneficiary; or (g) default in the removal of any federal or local tax lien on the Premises, which lien is for taxes which are in default; or (h) default in the observance or performance of any other covenants or agreements of the Grantor hereunder or under any of the other Documents which default shall continue beyond the expiration of thirty (30) days following written notice of default; or (i) the election of the Beneficiary to accelerate the maturity of any other indebtedness of the Grantor pursuant to any instrument which may be held by the Beneficiary; or (j) by order of a court of competent jurisdiction, (i) the appointment of a receiver or liquidator or trustee of the Grantor, or of any of its property, which shall not have been discharged within thirty (30) days or,
(ii) any sequestration of the property of the Grantor, which decree shall have continued undischarged and unstayed for thirty
(30) days after the entry thereof; or (k) the filing by the Grantor of a voluntary petition in bankruptcy or a petition for reorganization under any applicable state or federal law; or (l) the filing of any involuntary petition against the Grantor under any such law, which shall not have been discharged within thirty
(30) days after the filing thereof; or (m) an assignment by the Grantor for the benefit of creditors; or (n) consent by the Grantor to the appointment of a receiver, trustee or liquidator of the Grantor, or of all or any part of its property.

     6. Performance of Covenants; Costs. In the event of any default in the performance of any of the Grantor's covenants or agreements herein or any other Document, or under any ground lease (if Grantor's interest in all or any portion of the land is a leasehold estate), the Beneficiary may, at its sole option, perform the same, and the cost of such performance shall be added to the Indebtedness, and be secured by this Deed of Trust.



     7. Appointment of a Receiver. In any action to foreclose this Deed of Trust, or upon the occurrence of any actual or threatened waste to any part of the Premises, or upon default hereunder, the Beneficiary shall be at liberty to apply for the appointment of a receiver of the rents and profits of the Premises without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due the Beneficiary or the solvency of any person liable for the payment of such amounts.



     8. Estoppel Certificates. The Grantor, upon the Beneficiary's request, shall certify in writing to the Beneficiary or to an proposed assignee of the Indebtedness, the amount of principal, interest and other fees and charges, if any, then owing on the Note and whether any offsets or defenses exist against the payment in full of the Indebtedness or against this Deed of Trust. The Beneficiary, upon the Grantor's request, shall certify to the Grantor the amount of principal, interest and other fees and charges, if any, then owing on the Note. Such certification shall be made by the Grantor or Beneficiary, as the case may be, within fifteen (15) days of request.


     9. Notice. All notices, demands, requests, consents,or approvals required under this Deed of Trust shall be deemed to have been properly given if and when delivered in writing personally, with receipt of delivery, or mailed by certified or registered U.S. mail, return receipt requested, to the Grantor (with a copy to Richard Rubin, Esq.) or to the Beneficiary at the respective address set forth below, or to such other address as the Grantor or Beneficiary shall have furnished to the other in writing, mailed as aforesaid.



     10. Change in Tax Law; Additional Taxes. In the event of the passage after the date of this Deed of Trust of any law of the jurisdiction in which the Premises are located changing in any way the laws for the taxation of deeds of trust or debts secured by deed of trust for state or local purposes, or the manner of collecting any such taxes, and imposing a tax (with the exception of income tax or excise tax), either directly or indirectly, on this Deed of Trust, the Note or any other instrument providing security therefor, the Beneficiary shall have the right to declare the entire Indebtedness, together with all fees and charges, if any, to be due in full on a date to be specified by not less than thirty (30) days written notice to be given to the Grantor; provided, however, that if the Grantor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, and if the Grantor prior to the specified date does pay such tax and agrees to pay any such tax when thereafter levied or assessed, then the Indebtedness shall not be accelerated on the condition that all future tax payments be made by the Grantor and the condition of such forbearance by the Beneficiary shall constitute a modification of this Deed of Trust.


     11. Protection of the Lien of the Deed of Trust. If the Beneficiary or any Trustees shall incur or expend any sums, including attorneys' fees, whether in connection with any action or proceeding or not, to sustain the lien of this Deed of Trust or its priority, or to protect or enforce any of its or their rights hereunder, or to recover any portion of the Indebtedness, or for any title examination relating to the title to the Premises, all such sums shall be added to the Indebtedness, due on demand with interest at the then current rate of interest payable on the Note, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust, or to collect any part of the Indebtedness, the provisions of the law respecting the recovery of costs, disbursements and allowances shall prevail unaffected by this covenant; provided, however, that in the event of litigation, attorneys' fees shall be awarded to the prevailing party. Notwithstanding the foregoing, the Beneficiary and the Grantor shall each pay one-half of the cost of any title examination or lender's policy of title insurance obtained by or for the benefit of the Beneficiary in connection with closing the transaction contemplated by this Deed of Trust.



     12. Maintenance of the Premises. The Grantor will maintain the Premises in substantially the same condition and repair as exists on the date hereof, will not commit or suffer any waste of the Premises, and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating the Premises. The Grantor will promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty or which may be affected by any condemnation, taking or similar proceeding, and will complete and pay for any structure at any time in the process of construction on the Premises. The
Grantor will at all times keep the Premises free and clear of any mechanics' and/or materialmen's liens; and, without the written consent of the Beneficiary, which shall not be unreasonably withheld, the Grantor will not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of any portion of the Premises.



     13. Eminent Domain. Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Grantor shall continue to repay the Indebtedness as required in the Note until any award or payment shall have been actually received by the Beneficiary. Upon receipt by the Beneficiary, such payment may be applied in reduction of the Indebtedness or be paid over wholly or in part to the Grantor for the purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade, or other injury to the Premises, or for any other purpose satisfactory to the Beneficiary in its sole discretion; provided, however, that the Beneficiary shall not be obligated to see to the application of any amount paid over to the Grantor hereunder. Notwithstanding any provision herein or in the Note forbidding or limiting deficiency judgments, and whether or not a deficiency judgment on this Deed of Trust shall have been sought, recovered or denied, if prior to receipt by the Beneficiary of such award or payment the Premises shall have been sold by foreclosure of this Deed of Trust, the Beneficiary shall have the right to receive a portion of such award or payment equal to any deficiency due upon foreclosure.



     14. Inspection. The Beneficiary and any persons authorized by the Beneficiary shall have the right to enter and inspect the Premises at all reasonable times, and if, at any time after an Event of Default shall have occurred with respect to any of the terms, covenants or provisions of this Deed of Trust, the Note or any other Document, the management and maintenance of the Premises shall be determined by the Beneficiary to be unsatisfactory, the Grantor shall for the duration of such default employ as managing agent of the Premises any person or firm from time to time designated by the Beneficiary, all at the Grantor's sole cost and expense.


     15. Financial Statements. The Grantor will, within ninety (90) days following the termination of the annual accounting period adopted by the Grantor in the operation of the Premises, deliver to the Beneficiary, to the extent applicable (a) a statement in such reasonable detail as the Beneficiary may request, certified by the Grantor, of the leases relating to the Premises, if any, and (b) a statement in such reasonable detail as the Beneficiary may request, certified by a certified public accountant, or by the Grantor, of the gross annual income and expenses of the Premises for such preceding annual accounting period. In addition, on demand of the Beneficiary, the Grantor will make available to the Beneficiary copies of any leases of the Premises.


     16. Rents and Profits From the Premises. The Grantor will not collect the rents, issues and profits arising from the Premises more than one month in advance of the due date (except for boat slip rentals which may be collected not more than one year in advance), or assign any part of the present or future rents, income or profits arising from the Premises without the prior written consent of the Beneficiary, and any such assignment without the Beneficiary's consent shall be null and void. In the event of any default by the Grantor under this Deed of Trust, the Note or any of the other Documents, for the Beneficiary or Trustees may enter upon and take possession of the Premises with or without the appointment of a receiver or an application therefor and let the same, either in its or their own name, or in the name of the Grantor, receive the rents, issues and profits of the Premises under any and all leases of the Premises and apply the same, after the payment of all necessary charges and expenses, including reasonable management fees, as a prepayment of the Indebtedness. All present and future rents and profits are, in the event of any such default, hereby assigned to the Beneficiary and upon notice and demand the Grantor will transfer and assign to the Beneficiary, in a form satisfactory to the Beneficiary, the lessor's interest in any lease or leases now or hereafter affecting the whole or any part of the Premises. The Grantor agrees to execute and deliver, from time to time, such further instruments as may be requested by the Beneficiary to confirm the assignment to the Beneficiary of the present or future leases of the Premises.


     17. Ground Lease. If the Grantor's interest in the Premises or in any substantial part thereof shall be a leasehold estate,the Grantor covenants and agrees to perform when due all covenants and agreements set forth in the applicable lease or leases, and will provide the Beneficiary, within five (5) days after receipt by the Grantor, with a copy of any notice of default or termination received by the Grantor from the lessor under the applicable ground lease or leases.



     18. Enforcement of Remedies. The Beneficiary shall have the right from time to time to enforce any legal or equitable remedy against the Grantor and to sue for any sums, whether interest, principal or any installment thereof, taxes, assessments, sewer rates, water rents, or any installment thereof, or any other sums required to be paid under the terms of this Deed of Trust, as such sums become due, without regard to whether or not any portion of the Indebtedness shall be due, and without prejudice to the right of the Beneficiary to enforce any appropriate remedy against the Grantor, including foreclosure, or any other action, for any existing or previous default.



     19. Waivers and Releases. Any failure by the Beneficiary to insist upon the strict performance by the Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Grantor of any and all of the terms and provisions of this Deed of Trust. Neither the Grantor nor any other person now or hereafter obligated for the payment of the whole or any part of the Indebtedness shall be relieved of such obligation by reason of (i) the failure of the Beneficiary to comply with any request of the Grantor, (ii) the failure of the Beneficiary to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or any of the other Documents, (iii) the release, regardless of consideration, of the whole or any part of the security held for the Indebtedness, or (iv) any agreement or stipulation between any subsequent owner(s) of the Premises and the Beneficiary extending the time of payment or modifying the terms of the Note or Deed of Trust, without first having obtained the consent of the Grantor or such other person; and regardless of the occurrence of any such event, the Grantor and all such other persons shall continue to be liable to make payments hereunder unless expressly released and discharged in writing by the Beneficiary. Regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, the Beneficiary may release the obligation of anyone at any time liable for any of the Indebtedness or any part of the security held for the Indebtedness, resort for the payment of the Indebtedness to any other security held by the Beneficiary in such order and manner as the Beneficiary may elect, or extend the time of payment or otherwise modify the terms of the Note, this Deed of Trust or any of the other Documents without in any way impairing or affecting the lien of this Deed of Trust or its priority over any subordinate lien. The holder of any subordinate lien shall have no right to terminate any lease affecting the Premises whether or not such lease is subordinate to this Deed of Trust.



     20. Foreclosure Sale; Assent to Decree and Power of Sale. If at the maturity of the Indebtedness, however such maturity may be brought about, default should be made in the payment of the Indebtedness or any part thereof, subject to any applicable cure period, the Trustees shall thereupon or at any time thereafter, at the request of the Beneficiary, declare all the debts and obligations secured hereby to be at once due and payable, take possession of the Premises and sell the Premises or any portion thereof requested by the Beneficiary to be sold (together with any fixtures or personal property encumbered by this instrument, which may be sold at the same sale as the real property or in one or more separate sales, in such order as the person conducting such sale or sales in his sole discretion may elect), as an entirety or in parcels, by one sale or by several sales, at one time or at different times, and with such postponement of sales as may be deemed by the Trustees to be appropriate, without regard to any right of the Grantor or any other person to the marshaling of assets. Such sales shall take place at public auction, at such time, at such place, and upon such terms and conditions as the Trustees shall deem appropriate. In the event the Trustees or Beneficiary elect to institute proceedings for foreclosure under this Deed of Trust, the Grantor hereby assents to the passage of a decree for the sale of the Premises and/or authorizes and empowers the Trustees to sell the Premises. Once the terms of sale have been complied with the Trustees shall convey to and at the cost of the purchaser the Premises so sold, free and discharged of and from all estate, right, title or interest of the Grantor, legal or equitable, and upon any sale of the Premises under this Deed of Trust, whether under the assent to a decree, the power of sale, or by equitable foreclosure, the proceeds of sale shall be applied (after paying
(i) all expenses of sale, including reasonable attorneys' fees and a commission to the Trustees making the sale of one percent (1%) of the amount of the sale or sales, (ii) all taxes and assessments, rents and prior liens thereon due which the Trustees or Beneficiary deem it advisable or expedient to pay, and (iii) all sums advanced as herein provided for, plus interest) to the payment of the Indebtedness, including without limitation all interest thereon and all other applicable fees and charges, if any, to the date of payment; the surplus, if any, shall be paid to the Grantor or any other person entitled thereto. Immediately upon the first insertion of any advertisement or notice of sale with respect to the Premises, the Grantor shall be liable for all expenses incident to the advertisement or notice, all court costs and all expenses incident to any foreclosure proceedings under this Deed of Trust, including without limitation reasonable attorneys' fees and a commission on the total amount of the Indebtedness, principal and interest, equal to one-half percent (1/2%) of the amount then secured hereby; no payment on account of the Indebtedness shall be accepted unless accompanied by a tender of all such expenses, costs and commission. The assent to decree and power of sale herein granted shall not be deemed to be exhausted in the event that a foreclosure proceeding is dismissed before the Indebtedness is paid in full. In the event of default by any purchaser to go to settlement, or if settlement does not occur for any other reason, the Trustees shall have the power to resell the Premises.



     21. Tax Stamps. If at any time the United States of America or any state or territory thereof shall require internal revenue or other tax stamps to be affixed to the Note (other than in the nature of income tax), the Grantor will pay the applicable fee, plus any interest or penalties imposed in connection therewith.



     22. Joint and Several Liability. If the Grantor consists of more than one party, they shall be jointly and severally liable under this Deed of Trust for the performance of all obligations, covenants and agreements of the Grantor contained herein.



     23. No Exclusive Remedies. The rights, powers, privileges and discretions of the Beneficiary and Trustees arising under this Deed of Trust shall be separate, distinct and cumulative;
anything to the contrary notwithstanding, no act of the Beneficiary shall be construed as an election to proceed under any one provision of this Deed of Trust to the exclusion of any other provision.


     24. Substitution of Trustees. The Grantor hereby grants to the Beneficiary, with warranty of further assurances, the irrevocable power to appoint a substitute trustee or trustees and to remove any Trustee from time to time acting hereunder.
Such power may be exercised at any time hereafter, with or without cause, without notice and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Deed of Appointment. The power of appointment granted hereunder may be exercised as often and whenever the Beneficiary deems it advisable, and the exercise of such power of appointment, no matter how often, shall not be exhausted. Upon the recordation of any such Deeds of Appointment, the substitute trustee or trustees so appointed shall, without any further act, deed or conveyance, become fully vested with identically the same title and estate in and to the Premises and with all the rights, powers, trusts and duties of the original Trustees, as if the substitute trustees were originally named as Trustees hereunder. Whenever in this Deed of Trust reference is made to the Trustees, it shall be construed to mean the trustee or trustees for the time being, whether original or successors in trust, and all title, estate, rights, powers, trusts and duties of the Trustees hereunder shall be in each of the Trustees, so that any action of any one trustee (original or substitute) shall for all purposes be considered to be as effective as the action of all Trustees.



     25. Subordinate Leases. If the Grantor shall hereafter demise the Premises or any part thereof by leases subordinate or junior (either by the date thereof or by the express terms thereof) to the lien of this Deed of Trust, any such lease shall be subject to the condition that in the event of any foreclosure sale hereunder, by virtue of judicial proceedings or otherwise, such lease shall continue in full force and effect and the tenant thereunder will, upon request, attorn to and acknowledge the foreclosure purchaser(s) at such sale as landlords, unless the Beneficiary or such purchaser(s), or the Trustees, shall, at or prior to the time of sale or within sixty (60) days thereafter, notify the tenant in writing to vacate and surrender the leased premises within ninety (90) days from the date of sale upon which date the subject lease shall terminate. Any such lease shall be subject to the further condition that if such lease shall continue in full force and effect, the tenant shall not be credited as against such purchasers with any rent prepaid by the tenant to any party other than the purchaser(s) and allocable to the period after such sale, except that with respect to the rental of boat slips, the tenant shall not be credited with any rent prepaid more than one (1) year in advance by the tenant to any party other than the purchaser(s).



     26. Miscellaneous. This Deed of Trust and the Note secured hereby, and all other Documents, shall be binding upon the parties thereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, and may not be changed orally, but only by an agreement in writing and signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. The validity and construction of this Deed of Trust are to be determined according to the laws of the jurisdiction in which the Premises are located.


     27. Prepayments. Whenever a prepayment shall be made to the Beneficiary hereunder, from whatever source, all such payments shall be applied by the Beneficiary to the Indebtedness, in accordance with the provisions of the Note; such prepayments shall not relieve the Grantor or any parties otherwise liable for the payment of the Indebtedness from the obligation to make periodic payments of principal, interest and/or other charges on the Note as and when such payments would otherwise be due.



     28. Ownership of the Premises. The Premises shall at all times be owned by the Grantor, both legally and equitably, except with respect to the interest conveyed to the Beneficiary hereunder. Without the Beneficiary's prior written consent: (i) the Premises shall not be the subject matter of any transaction whereby the legal or equitable title to all or any part of the Premises shall be transferred to anyone else, except with respect to subordinate financing approved by the Beneficiary in writing and the periodic rental of boat slips and the rental of the fastland portion of the Premises, (ii) no general partnership interest of the Grantor, if the Grantor is a partnership, or voting common stock of the Grantor, if the Grantor is a corporation, shall be sold, transferred, conveyed, encumbered or assigned to any parties, except that general partner interest of the Grantor may be sold, transferred or assigned to an affiliate directly or indirectly related to the Grantor without the Beneficiary's consent, provided that the Beneficiary receive prompt notice thereof, and (iii) the Premises shall not be further encumbered except for such junior or subordinate financing as the Beneficiary shall specifically approve in writing, and except for purchase money financing of equipment to be used or installed solely for or on the Premises.
 Subject to the foregoing, if legal or equitable title to the Premises or any part thereof shall change by any means, then the Indebtedness shall become immediately due and payable on the demand of the Beneficiary.



     29. Lien Priority. It is understood and agreed that upon recordation of this Deed of Trust, the lien of this Deed of Trust is a first lien on the fee simple interest of the property described herein.

30. Addresses. The address of the Grantor is: c/o Claremont Management Corporation, Batterymarch Park II, Quincy, Massachusetts 02169. The address of Richard Rubin, Esq. is Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., 27th Floor, Commerce Building, One South Street, Baltimore, Maryland 21202.
 The address of the Beneficiary is c/o J.E. Robert Companies, 1650 Tysons Boulevard, Suite 1600, McLean, Virginia 22102.



     31. Removal of Liens. The Grantor will keep and maintain the Premises free and clear of all mechanics' and materialmen's and from all federal, state and local tax liens for taxes which are in default and if any such liens are filed against the Premises, the Grantor shall cause the same to be released completely of record (either by payment and discharge or by the posting of substitute collateral therefor in accordance with applicable laws) within twenty (20) days of the filing therefor.


     32. Deeds of Dedication, Subdivision, Easement, Etc. The Beneficiary shall cause the Trustees to join with the Grantor in executing deeds of dedication, deeds of resubdivision and deeds of easement for the resubdivision and development of the Premises into lots or parcels and for the dedication of streets and roads for public use, and the granting of easements or rights of way, as such deeds and grants shall be approved by the Beneficiary in its sole but reasonable discretion.



     33.  Environmental Matters.



          (i) No part of the Premises is being or has been or will be used by any person or entity for the disposal of wastes or hazardous or toxic wastes, substances or materials of any kind (collectively "Hazardous Materials"), or as a landfill or site for the storage of Hazardous Materials, or as a site for the discharge into the environment of Hazardous Materials, nor have any Hazardous Materials from the Premises been disposed of off site. No part of the Premises has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other list purporting to identify properties posing the threat of existence of pollution or contamination due to the presence of Hazardous Materials. The Grantor hereby agrees to indemnify and hold the Beneficiary harmless from and against any and all damages, obligations, liabilities, claims, costs and expenses of every kind and nature whatsoever, including without limitation attorneys' fees, incurred by or made against the Beneficiary by virtue of any part of the Premises being or having been used by any person or entity for the disposal of Hazardous Materials, or as a site for the discharge into the environment of Hazardous Materials, or by virtue of any Hazardous Materials from the Premises having been disposed of off site; provided, however, that the foregoing indemnification shall be limited to acts, events and/or conditions occurring or arising from and after the date on which the Grantor became the owner of the Premises.
This indemnification shall remain in full force and effect forever, and shall survive payment of the Note.



          (ii) In the event the Premises contain asbestos, the Grantor agrees that prior to the commencement of any demolition the Grantor shall remove and dispose of, or cause the removal and disposal of, such asbestos in accordance with all applicable federal, state and local laws, rules and regulations. Without limiting any other indemnification or other provision of this Deed of Trust, the Grantor agrees to indemnify and hold the Beneficiary harmless from and against any and all damages, obligations, liabilities, claims, costs and expenses of every kind and nature whatsoever, including, without limitation, attorneys' fees, incurred by or made against the Beneficiary by virtue of the Grantor's failure to remove and dispose of asbestos as set forth herein.



     34. Relationship of the parties. It is expressly understood and agreed that the Beneficiary shall not be construed or held to be a partner, joint venturer or associate of the Grantor.
The relationship between the parties hereto is and shall at all times remain that of creditor and debtor.



     35. Captions. The captions of the paragraphs of this Deed of Trust are for the purpose of convenience only and are not intended to be a part of this Deed of Trust and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.



     36. Further Assurances. The Grantor shall do, execute, acknowledge and deliver, at its sole cost and expense, any and all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, notices of assignment, transfers and assurances as the Beneficiary may reasonably require from time to time in order to better assure, convey, assign, transfer and confirm unto the Beneficiary, the rights now or hereafter intended to be granted to the Beneficiary under this Deed of Trust.

     37. Multiple Obligations. If this Deed of Trust shall secure multiple notes or indebtedness', it is understood and agreed that each such note or indebtedness shall be co-equal and coordinate as to its right of payment, and each shall be secured hereby on a pro rata basis, without any of them having any preference or priority over the others.



     IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust or has caused the same to be executed by its representatives thereunto duly authorized.





WITNESS OR ATTEST:            HENDERSON'S WHARF MARINA, L.P.
                              a Delaware limited partnership

                         By:  Henderson's Wharf Development
                              Corporation,

                              a Delaware corporation, its
                              sole general partner

[SEAL]



                             By______________________________
                               Terrence P. Sullivan,
                               President



County of _______________  )

                                               ) SS:

State of Maryland                    )





     Before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared this date TERRENCE P. SULLIVAN, personally well known (or satisfactorily proven) to me to be the president of Henderson's Wharf Development Corporation, which is the sole general partner of HENDERSON'S WHARF MARINA, L.P., a Delaware limited partnership, who, being by me first duly sworn, did acknowledge that he, being authorized so to do, executed the foregoing and annexed Instrument dated ________________, in the name and on behalf of said corporation, which is the general partner of HENDERSON'S WHARF MARINA, L.P., as its free act and deed for the uses and purposes therein contained.



     WITNESS my hand and official seal this    day of
______, 1996 .





                                          Notary Public



[Notarial Seal]

                               My Commission Expires





     THIS IS TO CERTIFY that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.





                                   _________________

                                   Leslie A Kaplan, Esq.